SEPARATION AGREEMENT
                              --------------------

     SEPARATION AGREEMENT (this "Agreement") dated as of September 18, 1997, by and between Unidigital Inc., a Delaware corporation (the "Corporation"), and Michael Brown ("Brown").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Brown is an executive officer and employee of the Corporation; and

     WHEREAS, the Corporation and Brown desire to provide for the amicable severance of the employment relationship between the Corporation and Brown.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Resignation.
        -----------

     (a) In connection with Brown's termination of employment by the Corporation and, at the Company's request, Brown hereby resigns as an executive officer and employee of the Corporation, including all affiliates of the Corporation, controlling corporations, divisions and subsidiaries of the Corporation (the "Affiliates"), effective as of the date hereof. Unless otherwise specified herein, all references herein to the Corporation shall include each of the Affiliates.

     (b) Upon the execution hereof and except as otherwise provided herein, Brown shall not be entitled to any further salary, reimbursement for expenses, additional stock options or other compensation (other than applicable COBRA benefits) from the Corporation.

     2. Consideration.   The Corporation hereby agrees to provide Brown with the
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following separation benefits:

     (a) Upon the execution hereof, a one-time lump sum payment in the net amount of $20,000, such payment to be made by certified check, wire transfer or Unidigital check;

     (b) For ninety (90) days, commencing as of the date hereof, Brown shall continue to receive his salary (at the same amount payable immediately prior to Brown's last date of employment), payable in equal installments in accordance with the Corporation's general salary payment policies (it being understood that payments are made to employees one week after services have been rendered to the Corporation); and

     (c) Health insurance benefits (in the same manner and amount which exists at the time of signing this Agreement) for four (4) months, commencing as of the date hereof.

     3. Release by Brown. Except for the obligations expressly arising hereunder
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for the transactions  contemplated hereby,  Brown hereby fully,  irrevocably and unconditionally releases and discharges the Corporation, its agents, officers, employees, shareholders, directors, successors and assigns from any and all
manner  of  claims,   complaints,   demands,  causes  of  action,   obligations,
liabilities, costs, expenses (including attorneys' fees and costs) and damages, of every kind, either at law or in equity, arising from his employment with or separation of employment from the Corporation, including without limitation, any claim relating to (i) health benefit claims (other than applicable COBRA benefits), (ii) any federal, state, or local employment discrimination or fair employment law, such as the federal Age Discrimination in Employment Act and the Civil Rights Acts of 1964 and 1991, (iii) any and all unused vacation time with the Corporation, (iv) any taxes incurred because of or in connection with the provisions of this Agreement, (v) any amounts now or hereafter claimed by Brown as owed by the Corporation to Brown for the reimbursement of business expenses, and (vi) any options or shares of capital stock now or hereafter claimed by Brown as owed by the Corporation to Brown; provided, however, that this release shall not extend to fraudulent or criminal conduct. In addition, and not in limitation of the foregoing, Brown hereby forever releases and discharges the Corporation from any liability or obligation to reinstate or employ him in any employment capacity. The Corporation acknowledges that Brown was and will continue to be indemnified for his actions as an officer and employee of the Corporation and the Affiliates through the date of this Agreement and is covered in such capacities during such time. The parties hereto understand and agree that the foregoing release shall not adversely impact any indemnification rights (including attorneys' fees and costs) Brown may have against the Corporation for all acts taken by him as an officer or employee of the Corporation, prior to his resignation of such positions, to the fullest extent permitted by Delaware law and as provided in the Corporation's Certificate of Incorporation and By-Laws and by any private insurance maintained by the Corporation for such purpose.

     4. Release by the Corporation. The Corporation hereby fully, irrevocably
        --------------------------
and unconditionally releases and discharges Brown from any and all manner of claims, complaints, demands, causes of action, obligations, liabilities, costs, expenses (including attorneys' fees and costs) and damages, of every kind, either at law or in equity, arising from Brown's employment with or separation of employment from the Corporation, including without limitation Brown's services as an executive officer of the Corporation; provided, however, that this release shall not extend to fraudulent or criminal conduct.

     5. Covenants Not to Sue.
        --------------------

     (a) Brown represents and warrants that he has not filed, nor has he assigned to any third person, any complaints, charges or claims for relief against the Corporation with any local, state or federal court or administrative agency. Brown further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against the Corporation or its agents, officers, employees, shareholders, directors, successors and assigns with respect to any matter arising before the date hereof or covered by the release set forth in Section 3, and not to assert against the Corporation in any suit, action, litigation or proceeding any matter arising before the date hereof or covered by the release set forth in Section 3.

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

     (b) The Corporation represents and warrants that it has not filed, nor has it assigned to any third person, any complaints, charges or claims for relief against Brown with any local, state or federal court or administrative agency. The Corporation further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against Brown with respect to any matter arising before the date hereof or covered by the release set forth in
Section 4, and not to assert against Brown in any suit, action, litigation or proceeding any matter arising before the date hereof or covered by the release set forth in Section 4.

     6. Property.  Brown agrees  promptly to return to the  Corporation any item
        --------
that is the property of the Corporation, including without limitation any and all automobiles, telephones, telecopiers, computers and related equipment, documents, books, records, memoranda, plans, computer disks, software, addresses, telephone numbers, agreements, files and any other papers and written data relating to or in any way connected to the business and affairs of the Corporation which are in the possession or control of Brown or in the possession or control of a member of Brown's family or an entity controlled by or affiliated with Brown. Brown hereby agrees to make available to the Corporation any such material in either of their possession or control for review of such item by the Corporation.

     7.  Ownership of Rights.  Any and all writings,  inventions,  improvements,
         -------------------
processes, procedures and/or techniques which Brown has made, conceived, discovered or developed, either solely or jointly with any other person or persons, at any time during the term of his employment with the Corporation, whether during working hours or at any other time and whether at the request or upon the suggestion of the Corporation or otherwise, which relate to any business carried on by the Corporation, are the sole and exclusive property of the Corporation. Brown shall promptly make full disclosure to the Corporation of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in the Corporation.

     8. Non-Disclosure of Information.  Brown acknowledges that by virtue of his
        -----------------------------
position he has been privy to the Corporation's and the Affiliates' trade secrets including but not limited to the Corporation's and the Affiliates' customers list and private processes, as they may exist or as the Corporation and the Affiliates may determine from time to time, and that such secrets are valuable, special, and unique assets of the Corporation's and the Affiliates' business and constitute confidential information and trade secrets of the Corporation and the Affiliates (hereafter collectively "Confidential Information"). Brown shall not, for a period of two (2) years after the execution of this Agreement, disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Brown and any other person by, through or with Brown, and for a period of two (2) years after the execution of this Agreement, make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than the Corporation or the Affiliates, as the case may be, under any circumstances. Additionally, Brown shall not take any action which in any manner shall be intended to be or reasonably be calculated to be injurious to the Corporation or the

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

Affiliates. The Corporation and Brown agree that a violation of the foregoing covenants will cause irreparable injury to the Corporation, and that in the event of a breach or threatened breach by Brown of the provisions of this
Section 8, the Corporation shall be entitled to an injunction restraining Brown from:

     (a) Disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed by Brown or is threatened by Brown to be disclosed in violation of this Agreement.

     (b) Continuing such injurious actions. Nothing herein stated shall be construed as prohibiting the Corporation from pursuing any other rights and remedies, at law or in equity, available to the Corporation for such breach or threatened breach, including the recovery of damages from Brown.

     9. Restrictive Covenant.
        --------------------

     (a) For a period of one (1) year after the execution of this Agreement, Brown covenants and agrees that, within a radius of twenty-five (25) miles from each of the present places of the Corporation's and the Affiliates' business, he shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business of the same kind as the business currently conducted by the Corporation or the Affiliates at the time of the execution of this Agreement (a "Competitive Business"), except that Brown may own not more than two percent (2%) of the outstanding shares of any publicly held corporation which is a Competitive Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association.

     (b) For a period of one (1) year after the execution of this Agreement, Brown further covenants he shall not interfere with, solicit or disrupt or attempt to interfere with, solicit or disrupt the relationship, contractual or otherwise, between the Corporation or the Affiliates and any customer, supplier, lessee or employee of the Corporation or the Affiliates.

     (c) Brown acknowledges that the restrictions contained in this Section 9 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Section 9 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Section 9 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

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

     10.  Specific  Performance.  Brown  acknowledges  that any breach by him of
          ---------------------
Sections 7, 8 or 9 of this Agreement would  substantially  and materially impair and irreparably harm the Corporation's business and goodwill; that such impairment and harm would be difficult to measure and, therefore, total compensation in solely monetary terms would be inadequate. Brown therefore agrees that in the event of any breach or threatened breach by him of Sections 7, 8 or 9 of this Agreement, the Corporation shall be entitled, in addition to monetary damages or other remedies, to equitable relief, including injunctive relief, and payment by Brown of all costs and expenses incurred by the Corporation in enforcing said Section against him, including attorneys' fees incurred by the Corporation; provided, however, that in the event the Corporation is unsuccessful in obtaining the judicial relief requested hereunder, Brown shall be entitled to payment by the Corporation of all costs and expenses incurred by Brown in defending the Corporation's claims hereunder, including reasonable attorney's fees incurred by Brown.

     11. Confidentiality.  The parties hereto agree that a material item of this
         ---------------
Agreement is an agreement to keep confidential the terms and conditions of this Agreement. No disclosure shall be made by any of the parties hereto except to the extent that any of the parties is obligated to make disclosure to such party's attorneys and accountants in the rendering of professional services, or pursuant to the securities laws or any other laws of the United States or any other state.

     12.  Non-Disparagement.  Each of the  parties  agree  not to  engage in any
          -----------------
conduct or make any statement that would disparage the other party or their respective business interests in any way.

     13. Further Assurances; Cooperation.
         -------------------------------

     (a) The parties hereto agree to execute and deliver such other documents, instruments and agreements and to take such other action as may be necessary, proper or appropriate to carry out the terms of this Agreement.

     (b) Brown agrees to use his reasonable efforts to cooperate and assist the Corporation at its cost and expense (including any reasonable out-of-pocket expenses incurred by Brown in furtherance of this Section 13(b)), but without remuneration to Brown, upon the request of the Corporation, in defending any claims, suits, actions, litigation, demands, losses or controversies whatsoever against the Corporation that arise from the activities of the Corporation prior to the date of the effectiveness of Brown's resignation as an officer and employee of the Corporation, provided that the Corporation provides reasonably sufficient notice to Brown and that Brown's efforts will only be required during normal business hours.

     14. Breach. The parties agree that in the event one party breaches any part
         ------
of this Agreement, legal proceedings may be instituted against that party for breach of contract. The non-prevailing party in such legal proceedings shall reimburse the prevailing party for the reasonable

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

costs and expenses, including reasonable attorneys' fees, incurred. The parties further agree that the "prevailing party" shall be determined by the judge rendering the decision in such proceeding and that the parties will be bound by such judge's decision.

     15. Notices.  All notices  required or permitted under this Agreement shall
         -------
be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of delivery to a location specified by the other party, or by attempted delivery with proof thereof. Notices shall be delivered to the parties at the following addresses until a different address has been designated by notice to the other party:

               If to the Corporation:

               Unidigital Inc.
               545 West 45th Street
               New York, New York  10036
               Attention:  William E. Dye, President and
                                Chief Executive Officer

               With a copy to:

               Buchanan Ingersoll
               500 College Road East
               Princeton, New Jersey 08540
               Attention:  David J. Sorin, Esq.

               If to Brown:

               450 West 24th Street
               Apt. 10E
               New York, New York 10011

               With a copy to:

               Shereff, Friedman, Hoffman & Goodman, LLP
               919 Third Avenue
               New York, New York 10022
               Attention:  David Hoffner, Esq.

     16.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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

     17. Entire  Agreement.  This Agreement  contains the entire agreement among
         -----------------
the parties hereto with respect to the subject matter hereof, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced. Except as set forth above, this Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof. Brown and the Corporation affirm that the only consideration for executing this Agreement are the terms stated herein, and that no other promises or agreements of any kind have been made to or with either of them by any person or entity whatsoever to cause them to sign this Agreement. The Corporation represents that it has the corporate power, authority and legal right to deliver this Agreement and that the execution, delivery and performance of this Agreement by the Corporation has been duly authorized by all necessary corporate action. Brown represents that he has had an opportunity to discuss and review the terms of this Agreement fully with his attorney. Brown further represents that he has carefully read this Agreement, understands the contents hereof, and executes the same as his own free act.

     18.  Expenses.  Each of the  parties  hereto  shall bear such  party's  own
          --------
expenses in connection with this Agreement and the transaction contemplated hereby.

     19.  Governing Law;  Jurisdiction.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Any action arising out of or relating to any of the provisions of this Agreement shall be brought and prosecuted only in the courts of, or located in, the State of New York, and the parties hereto consent to the jurisdiction and venue of said courts.

     20. Headings.  The headings in this Agreement are solely for convenience of
         --------
reference and shall not affect the interpretation of any of the provisions hereof.

     21.  Severability.  If any provision  herein  contained shall be held to be
          ------------
illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

     22. Binding  Effect.  This Agreement shall be binding upon and inure to the
         ---------------
benefit of the Corporation and the Affiliates, and their respective successors and assigns, and upon Brown and his executors, administrators, legal representatives, heirs and assigns.

                                    * * * * *


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

     IN WITNESS WHEREOF, the parties hereto have caused this Separation Agreement to be executed as of the date first above written.


                                   UNIDIGITAL INC.


                                   By/s/ Peter Saad
                                     -------------------------------------
                                     Peter Saad, Senior Vice President and
                                     Chief Operating Officer


                                     /s/ Michael Brown
                                     -------------------------------------
                                         Michael Brown




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